UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2016

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

521 Railroad Avenue

Suisun City, California 94585

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (707) 421-1300

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On December 21, 2016, WPCS International Incorporated (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Alpha Capital Anstalt and Brio Capital Master Fund Ltd. (collectively, the “Investors”), pursuant to which the Company issued to the Investors an aggregate of 3,305 shares of Series H-2 Convertible Preferred Stock of the Company, par value $0.0001 per share (the “Series H-2 Shares”), and warrants to purchase 495,750 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), with an exercise price of $1.21 per share (the “Warrants”). The purchase price for each Series H-2 Share was $121 per share and the purchase price for each warrant was $0.1250 per share of underlying Common Stock, for an aggregate purchase price for the Series H-2 Shares and Warrants of $461,968.75. The foregoing description of the Securities Purchase Agreement and Warrants is not complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement and form of Warrant attached hereto as Exhibits 10.1 and 10.2, respectively.

Registration Rights Agreement

Simultaneously with the Securities Purchase Agreement, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file with the Securities and Exchange Commission, on or before January 31, 2017, a registration statement on Form S-3 covering the resale of the Common Stock issuable upon conversion of the Series H-2 Shares and exercise of the Warrants. The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement attached hereto as Exhibit 10.3.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02.

The Company sold the Series H-2 Shares and Warrants in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Pursuant to a Placement Agent Agreement with Palladium Capital Advisors, LLC (“Palladium”), at closing the Company paid Palladium seven percent (7%) of the aggregate consideration raised from the sale of the Series H-2 Shares and the Warrants, which was equal to $32,337.81. Palladium is also entitled to a seven percent (7%) commission for any sales of equity or convertible debt securities made by the Company to the Investors through December 14, 2017.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 20, 2016, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations, Preferences and Rights of the Series H-2 Convertible Preferred Stock (the “Series H-2 Certificate of Designation”).

Under the terms of the Series H-2 Certificate of Designation, each share of Series H-2 Convertible Preferred Stock has a stated value of $121 and is convertible into shares of Common Stock, equal to the stated value divided by the conversion price of $1.21 per share (subject to adjustment in the event of stock splits and dividends). The Company is prohibited from effecting the conversion of any share of the Series H-2 Convertible Preferred Stock to the extent that, as a result of such conversion, the holder or any affiliates beneficially owns more than 9.99%, in the aggregate, of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series H-2 Convertible Preferred Stock.

Except as required by law and as set forth in the Series H-2 Certificate of Designation, the Series H-2 Convertible Preferred Stock shall have no voting rights.

The foregoing description of the Series H-2 Convertible Preferred Stock and the Series H-2 Certificate of Designation is not complete and is qualified in its entirety by reference to the full text of the Series H-2 Certificate of Designation, a copy of which is attached hereto as Exhibit 3.1.

Item 8.01 Other Events.

Stockholders’ Equity

As set forth under Item 1.01 of this Form 8-K, the Company received an aggregate purchase price of $461,968.75 for the sale of the Series H-2 Shares and Warrants to the Investors. Had the Company received that $461,968.75 on or before October 31, 2016, the Company believes it would have reported stockholders’ equity of $2,847,993 as of and for the quarter ended October 31, 2016, which amount exceeds the minimum $2,500,000 stockholders’ equity threshold for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(b) (the “Rule”). For purposes of evidencing the Company’s current compliance with the Rule, the Company has included the foregoing disclosure in this Form 8-K to indicate its belief that the Company satisfies the Rule as of the date of the filing of this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

3.1	Certificate of Designations, Preferences and Rights of the Series H-2 Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on December 20, 2016
10.1	Securities Purchase Agreement, dated December 21, 2016
10.2	Form of Warrant
10.3	Registration Rights Agreement, dated December 21, 2016

3

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: December 22, 2016	By:	/s/ Sebastian Giordano
	Name:	Sebastian Giordano
	Title:	Chief Executive Officer